NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”), effective the 4th day of June, 2010, is made by and between OmniReliant Holdings, Inc., a Nevada corporation (the “Company”), and Vicis Capital Master Fund, a sub-trust of the Vicis Capital Series Master Trust, a unit trust organized and existing under the laws of the Cayman Islands (the “Purchaser”).

RECITALS:

WHEREAS, pursuant to the terms and conditions hereof, the Company wishes to sell and the Purchaser desires to purchase a note issued by the Company in the principal amount of $1,500,000 and the form attached hereto as Exhibit A, (the “Bridge Note”) in a bridge financing (“Bridge Financing”).

WHEREAS, the parties agree that the Bridge Note shall be convertible, at the option of the Purchaser, into securities to be issued by the Company in connection with a  future financing (“Future Financing”) pursuant to the terms herein set forth.

NOW, THEREFORE, the Company and the Purchaser hereby agree as follows:

ARTICLE I
SALE OF BRIDGE NOTE

1.1           Purchase and Sale of the Bridge Note.  Subject to the terms and conditions hereof and in reliance on the representations and warranties contained herein, or made pursuant hereto, the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company at the closing of the transactions contemplated hereby (the “Closing”), the Bridge Note for $1,500,000 (the “Purchase Price”).

1.2           Closing.  The Closing shall be deemed to occur at the offices of Quarles & Brady, LLP, 411 East Wisconsin Avenue, Milwaukee, Wisconsin at 5:00 p.m. CDT on June 3, 2010 or at such other place, date or time as mutually agreeable to the parties (the “Closing Date”).

1.3           Closing Matters. On the Closing Date, subject to the terms and conditions hereof, the Company will deliver to the Purchaser the Bridge Note, dated the Closing Date, in the name of the Purchaser, and the Purchaser shall deliver to the Company the Purchase Price in immediately available funds to the Company.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF COMPANY

The Company hereby represents and warrants to the Purchaser as of the date of this Agreement as follows:

2.1           Organization and Qualification.  The Company and each of its subsidiaries (the “Subsidiaries”)  are duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are organized, and have all requisite entity power and authority to carry on their respective business as now conducted.   The Company and each of its Subsidiaries are duly qualified as a foreign corporation to do business and are in good standing in every jurisdiction in which their ownership of property or the nature of the business conducted by them makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document (as hereinafter defined), (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

2.2           No Violation.  Neither the Company nor any of its Subsidiaries is in violation of: (a) any of the provisions of its certificate of incorporation, bylaws or other organizational or charter documents; or (b) any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any such Subsidiary, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect.

2.3           Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Bridge Note, and each of the other agreements or instruments entered into or delivered by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Bridge Note in accordance with the terms hereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Bridge Note, have been duly authorized by the board of directors of the Company (the “Board”), and no further consent or authorization is required by the Company, the Board or its stockholders. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies, or (ii) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy consideration.

2.4           No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of any articles or certificate of incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock or bylaws of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except in the case of clauses (ii) and (iii), for such breaches or defaults as would not be reasonably expected to have a Material Adverse Effect.

2.5           Governmental Consents. Except for the filing of a Form D with the Securities and Exchange Commission (the “SEC”), the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other person or entity in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain at or prior to the Closing pursuant to the preceding sentence have been obtained or effected. The Company is unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the foregoing.

2.6           Financial Information; SEC Documents.  Since June 30, 2009, the Company has filed all reports, schedules, forms, statements and other documents (“SEC Documents”) required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of such SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in such SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Purchaser that is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

2.7           Material Changes.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, there has been no Material Adverse Effect, and no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, which, under the Exchange Act, Securities Act of 1933, as Amended (the “Securities Act”), or rules or regulations of any trading market, required or requires public disclosure or announcement by the Company, but which has not been so publicly announced or disclosed.

2.8          Compliance.  Neither the Company nor any Subsidiary (i) is in material default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, and (iii) to the knowledge of the Company, is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

2.9          No Disagreements with Auditors and Lawyers.  To the knowledge of the Company, there are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the auditors and lawyers formerly or presently employed by the Company.

2.10        Solvency.  Based on the financial condition of the Company as of the date hereof after giving effect to the receipt by the Company of the proceeds from the sale of the Bridge Note hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has not taken, nor does it have any intention to take, any steps to seek protection pursuant to any bankruptcy or reorganization law of any jurisdiction within one (1) year from the date hereof.  The Company does not have any knowledge, nor has it received any written notice, that any of its creditors intend to initiate involuntary bankruptcy proceedings, nor does it have any knowledge of any fact that, as of the date hereof, would reasonably lead a creditor to do so.

2.11        Indebtedness and Other Contracts. Neither the Company nor any Subsidiary (a) is a party to any contract, agreement or instrument, the violation of which, or default under, by any other party to such contract, agreement or instrument would result in a Material Adverse Effect, (b) is in violation of any term of or in default under any contract, agreement or instrument relating to any indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (c) is a party to any contract, agreement or instrument relating to any indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PURCHASER

The Purchaser hereby represents and warrants to the Company as of the date of this Agreement as follows:

3.1           Organization.  The Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

3.2           Authorization.  This Agreement has been duly authorized, validly executed and delivered by the Purchaser and is a valid and binding agreement and obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Purchaser has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

3.3           Investment Investigation.  The Purchaser understands that no Federal, state, local or foreign governmental body or regulatory authority has made any finding or determination relating to the fairness of an investment in the Bridge Note and that no Federal, state, local or foreign governmental body or regulatory authority has recommended or endorsed, or will recommend or endorse, any investment in the Bridge Note. The Purchaser, in making the decision to purchase the Bridge Note, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties.

3.4           Accredited Investor.  The Purchaser is an “accredited investor” as defined under Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

3.5           No Distribution.  The Purchaser is and will be acquiring the Bridge Note for its own account, and not with a view to any resale or distribution of the Bridge Note in whole or in part, in violation of the Securities Act or any applicable securities laws.

3.6           Resale.  The parties intend that the offer and sale of the Bridge Note be exempt from registration under the Securities Act, by virtue of Section 4(2) and/or Rule 506 of Regulation D promulgated under the Securities Act. The Purchaser understands that the Bridge Note purchased hereunder have not been, and may never be, registered under the Securities Act and that the Bridge Note cannot be sold or transferred unless its is first registered under the Securities Act and such state and other securities laws as may be applicable or in the opinion of counsel for the Company an exemption from registration under the Securities Act is available (and then the Bridge Note may be sold or transferred only in compliance with such exemption and all applicable state and other securities laws).

3.7           Reliance.  The Purchaser understands that the Bridge Note is being offered and sold to it in reliance on specific provisions of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein for purposes of qualifying for exemptions from registration under the Securities Act, and applicable state securities laws.

ARTICLE IV
COVENANTS

4.1          Conversion into Securities Issued in Future Financing.  The Company agrees that the Purchaser may, at its option, convert all or a portion of the Bridge Note into securities to be offered by the Company in a Future Financing.    The Bridge Note shall convert at a rate of $1.00 for every $1.00 in face or principal amount or stated value of the securities offered by the Company in the Future Financing.

4.2          Indemnification of Purchaser.

(a)           Subject to the provisions of this Section 4.2, the Company will indemnify and hold Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any untrue representation, misrepresentation, breach of warranty or non-fulfillment of any covenant, agreement or other obligation by or of the Company contained in any Transaction Document or in any certificate, document, or instrument delivered by the Company to the Purchaser, relating to the Transaction Documents or (b) any action instituted against any Purchaser Party, or any of their respective affiliates, by any stockholder of the Company who is not an affiliate of such Purchaser Party, solely as a result of the Purchaser’s acquisition of the Bridge Note pursuant to this Agreement (unless such action is based upon a breach of the Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance).

(b)           The Purchaser shall promptly notify the Company of any claim, demand, action or proceeding for which indemnification will be sought under this Agreement; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the Company of its obligations under this Section 4.2 except to the extent that the Company is actually prejudiced by such failure to give notice.

(c)           In case any such action, proceeding or claim is brought against any Purchaser Party in respect of which indemnification is sought hereunder, the Company shall be entitled to participate in and, unless in the reasonable, good-faith judgment of the Purchaser a conflict of interest between it and the Company exists with respect to such action, proceeding or claim (in which case the Company shall be responsible for the reasonable fees and expenses of one separate counsel for the Purchaser Parties), to assume the defense thereof with counsel reasonably satisfactory to the Purchaser. If the Company elects to defend any such action or claim, then the Purchaser Parties shall be entitled to participate in such defense (but not control) with counsel of their choice at their sole cost and expense (except that the Company shall remain responsible for the reasonable fees and expenses of one separate counsel for the Purchaser Parties in the event in the reasonable, good-faith judgment of the Purchaser a conflict of interest between the Purchaser Parties and the Company exists).

(d)           In the event that the Company advises the Purchaser Parties that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the Purchaser Parties may, at their option, defend, settle or otherwise compromise or pay such action or claim.  In any event, unless and until the Company elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Purchaser Parties’ costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder.

(e)           The parties shall cooperate fully with each other in connection with any negotiation or defense of any such action or claim and shall furnish to the other party all information reasonably available to such party which relates to such action or claim.  Each party shall keep the other party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.

(f)           Notwithstanding anything in this Section 4.2 to the contrary, the Company shall not, without the Purchaser’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on any Purchaser Party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Purchaser Parties of a release from all liability in respect of such claim.  The indemnification obligations to defend the Purchaser Parties required by this Section shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when the loss is incurred, so long as the Purchaser Parties shall refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification.  The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar rights of the Purchaser Parties against the Company or others, and (ii) any liabilities the Company may be subject to pursuant to applicable law.

ARTICLE V
MISCELLANEOUS

5.1           Governing Law.  This Agreement and the rights of the parties hereunder shall be governed in all respects by the laws of the State of New York wherein the terms of this Agreement were negotiated, without regard to the conflicts of laws thereof.

5.2           Survival.  Except as specifically provided herein, the representations, warranties, covenants and agreements made herein shall survive the Closing.

5.3           Amendment.  This Agreement may not be amended, discharged or terminated (or any provision hereof waived) without the written consent of the Company and the Purchaser.

5.4           Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon and enforceable by and against, the successors, assigns, heirs, executors and administrators of the parties hereto.  The Purchaser may assign its rights hereunder, and the Company may not assign its rights or obligations hereunder without the consent of the Purchaser or any of its successors, assigns, heirs, executors and administrators.

5.5           Entire Agreement.  This Agreement and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof.

5.6           Notices, etc.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the 2nd Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth below:

(a)           if to the Company:

OmniReliant Holdings, Inc.
14375 Myerlake Circle
Clearwater, FL 33760
Tel: (813) 885-5998
Fax: (813) 885-5911

With a Copy to:

Darrin M. Ocasio
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

(b)           if to a Purchaser:

Vicis Capital LLC
Attn: Shad Stastney
445 Park Avenue, 19th Floor
New York, NY  10022
Phone:  (212) 909-4600
Fax:  (212) 909-4601

with a copy to:

Andrew D. Ketter, Esq.
Quarles & Brady LLP
411 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
Phone:  (414) 277-5629
Fax:  (414) 978-8972

5.7           Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any holder of the Bridge Note (or any portion thereof) upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence, therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement must be, made in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

5.8           Severability.  The invalidity of any provision or portion of a provision of this Agreement shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.  It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

5.9           Expenses.  Each party shall bear its own expenses and legal fees incurred on its behalf with respect to the negotiation, execution and consummation of the transactions contemplated by this Agreement.

5.10        Consent to Jurisdiction; Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED THE STATE AND COUNTY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTION DOCUMENTS.  EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURTS AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY SUCH LEGAL PROCEEDING.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY CONSENTS TO SERVICE OF PROCESS BY NOTICE IN THE MANNER SPECIFIED IN SECTION 5.6 AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION SUCH PARTY MAY NOW OR HEREAFTER HAVE TO SERVICE OF PROCESS IN SUCH MANNER.

5.11        Titles and Subtitles.  The titles of the articles, sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.12        Further Assurances.  The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

5.13        Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile or other electronic transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or eletronic signature page were an original thereof.

IN WITNESS WHEREOF, the parties hereto have duly executed this Note Purchase Agreement, as of the day and year first above written.

COMPANY:

OMNIRELIANT HOLDINGS, INC.

/s/ Robert DeCecco
Name: Robert DeCecco
Title: Chief Executive Officer

PURCHASER:

VICIS CAPITAL MASTER FUND
By: Vicis Capital LLC

/s/ Keith Hughes
Name: Keith Hughes
Title: CFO, Vicis Capital LLC

EXHIBIT A

FORM OF BRIDGE NOTE